UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 30, 2007

Pennichuck Corporation

(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire		03054

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(603) 882-5191

Not Applicable

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

      On March 30, 2007, Pennichuck Corporation (the "Company") issued a press release announcing that the staff of the New Hampshire Public Utilities Commission (the "New Hampshire PUC") enter into a proposed rate settlement with the Company's subsidiary Pennichuck Water Works, Inc. regarding Pennichuck Water's request for rate relief. The terms of the proposed settlement provide for an annualized increase in Pennichuck Water's revenues of approximately $5.2 million, or 31.43%. This would replace an annualized temporary increase of $2.4 million, or 14.41%, that has been in effect since July 2006. Pennichuck Water's settlement with the staff of the New Hampshire PUC is not binding upon the New Hampshire Public Utility Commissioners, and there can be no assurance that the New Hampshire PUC will approve the rate relief provided in the settlement.

The full text of the press release announcing the proposed rate settlement with the staff of the New Hampshire PUC is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release - "Pennichuck Corporation Announces Proposed Rate Settlement with New Hampshire PUC."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

Date: April 5, 2007	By:	/s/ William D. Patterson

Name: William D. Patterson Title: Senior Vice President and Chief Financial Officer

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